Exhibit 99.1

Message to Shareholders

Message to Shareholders

Greer Bancshares Incorporated

May 20, 2011

Dear Shareholders and Friends:

For the quarter ended March 31, 2011, Greer Bancshares Incorporated reported a net loss of $(39,000) before TARP-related expenses of $164,000, resulting in a net loss attributable to common shareholders of $(203,000) or $(0.08) per diluted common share.

The major factor leading to the net loss in the first quarter was a negative valuation allowance of $657,000 resulting from updated appraisals on foreclosed real estate. The Bank also added $100,000 to its loan loss provision in the first quarter, bringing the loan loss reserves up to $7,486,000 or 2.90% of total loans at March 31, 2011, compared to $7,495,000 or 2.78% of total loans at December 31, 2010. Planned reductions in the size of the loan portfolio during the first quarter also increased the loan loss reserves relative to total loans outstanding.

Non-performing assets have decreased to $26,508,000 as of March 31, 2011, from $27,743,000 at year-end 2010. Given the negative impact of non-performing loans on the operating results and financial condition of the company, we have developed and implemented an aggressive plan for reducing non-performing loans. Improvement in this area should increase net income by reducing expenses for loan collection and valuation adjustments associated with new or updated appraisals on collateral secured loans.

Net interest income and non-interest income levels for the three months ended March 31, 2011 have declined slightly compared to the same period in 2010, due primarily to reductions in total assets. The Bank has been successful in reducing non-core funding levels as total long-term borrowings have been reduced by nearly $13 million through March 31, 2011 in comparison to the year ended December 31, 2010.

As of March 31, 2011:

•	total assets were $444.4 million, a decrease of 2.7% from December 31, 2010;

•	total loans outstanding were $258.1 million, down 4.4% from year end; and

•	total deposits amounted to $322.0 million, up $586,000 in 2011 after a $1.8 million reduction in wholesale deposits.

Recent trends in the Bank’s past dues and non-performing loans indicate our loan portfolio is stabilizing. We are diligently working past due loans and non-performing loans, attempting to help customers bring their accounts current and thereby reduce our collection and legal expenses associated with delinquent or non-performing loans.

The Bank continues to exceed minimum regulatory capital requirements and management is pursuing strategies to further enhance the Bank’s capital position in the quarters ahead. We work closely with our regulators and advisors to ensure that our strategies and efforts on capital enhancement are properly aligned.

We sincerely thank you for your past support, patience and understanding which we do not take for granted. We are mindful that you have also been personally affected by this prolonged period of economic difficulty and our Bank’s poor performance. We are optimistic that this year will be the turning point for an improved economy, job market, and real estate values which should create a more favorable operating environment for the banking industry and Greer State Bank.

We welcome your comments for improving your Company and our communications with you.

Walter M. Burch	R. Dennis Hennett
Chairman of the Board	President & Chief Executive Officer

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CONSOLIDATED

BALANCE SHEET

As of March 31, 2011

Unaudited

Dollars in thousands, except per share data

	3/31/11	12/31/10
ASSETS
Cash and due from banks	$26,582	$23,700
Federal funds sold	1,765	512
Interest bearing deposits	3,567	3,754
Available for sale investment securities	130,455	132,813
Loans, less allowance for loan losses	250,635	262,505
Loans held for sale	705	1,082
Premises and equipment, net	5,189	5,253
Accrued interest receivable	1,645	1,829
Restricted stock	5,309	5,309
Other real estate owned	9,042	9,038
Other assets	9,471	10,972

TOTAL ASSETS	$444,365	$456,767

LIABILITIES

Deposits
Noninterest bearing	$33,195	$36,434
Interest bearing	288,776	284,951

Total Deposits	321,971	321,385

Long term debt	100,841	113,841
Other liabilities	3,067	3,280

TOTAL LIABILITIES	425,879	438,506

STOCKHOLDERS EQUITY:

Preferred stock	10,152	10,126
Common stock	12,433	12,433
Additional paid in capital	3,654	3,634
Retained earnings (loss)	(7,268)	(7,203)
Accumulated other comprehensive loss	(485)	(729)

Total Stockholders Equity	18,486	18,261

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$444,365	$456,767

CONSOLIDATED

STATEMENTS OF LOSS

As of March 31, 2011 Unaudited

Dollars in thousands, except per share data

	For the Quarter Ended
	03/31/11	03/31/10
Interest Income
Loans (including fees)	$3,506	$4,002
Investment securities:
Taxable	719	927
Exempt from federal taxes	301	247
Federal Funds sold	13	6
Other	1	7

Total Interest Income	4,540	5,189

Interest Expense
Int. on deposit accounts	1,062	1,202
Int. on other borrowings	757	1,031

Total Interest Expense	1,819	2,233

Net Interest Income	2,721	2,956

Provision for Loan Losses	100	1,112

Net Interest Income after Provision for Loan Losses	2,621	1,844

Non-Interest Income
Customer service fees	178	187
Gain on securities	1	956
Other operating income	428	433

Total Non-Interest Income	607	1,576

Non-Interest Expense
Salaries, wages & benefits	1,337	1,407
Occupancy and equipment	168	199
FDIC deposit insurance Assessments	193	155
Professional fees	157	88
Other real estate owned and Foreclosure expense	968	1,093
Other operating expense	444	573

Total Non-Interest Expense	3,267	3,515

	For the Quarter Ended
	03/31/11	03/31/10
Loss Before Taxes	(39)	(95)
Provision for Income Taxes	—	—

Net Loss	(39)	(95)

Preferred stock dividends and net discount accretion	(164)	(159)

Net Loss attributed to common shareholders	$(203)	$(254)

Weighted average shares outstanding:	2,486	2,486

Loss per Common Basic Share	$(0.08)	$(0.10)

Loss per Common Diluted Share	$(0.08)	$(0.10)

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Forward-looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements relate to, among other things, future economic performance, plans and objectives of management for future operations, and projections of revenues and other financial items that are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. The words “may,” “will,” “anticipate,” “should,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “may,” and “intend,” as well as other similar words and expressions, are intended to identify forward-looking statements. Actual results may differ materially from the results discussed in the forward-looking statements. The Company’s operating performance is subject to various risks and uncertainties including, without limitation:

•	significant increases in competitive pressure in the banking and financial services industries;

•

reduced earnings due to higher credit losses owing to economic factors, including declining home values, increasing interest rates increasing unemployment, or changes in payment behavior or other causes;

•	the concentration of our portfolio in real estate based loans and the weakness in the commercial real estate market;

•	increased funding costs due to market illiquidity, increased competition for funding or other regulatory requirements; market risk and inflation;

•	level, composition and re-pricing characteristics of our securities portfolios;

•	availability of wholesale funding;

•	adequacy of capital and future capital needs;

•	our reliance on secondary sources of liquidity such as FHLB advances, federal funds lines of credit from correspondent banks and brokered time deposits, to meet our liquidity needs;

•	operating restrictions imposed by our Consent Order, such as limitations on the use of brokered deposits;

•	our inability to meet the requirements set forth in our Consent Order within prescribed time frames;

•	changes in the interest rate environment which could reduce anticipated or actual margins;

•	changes in political conditions or the legislative or regulatory environment, including recently enacted and proposed legislation;

•	adequacy of the level of our allowance for loan losses;

•	the rate of delinquencies and amounts of charge-offs;

•	the rates of loan growth;

•	adverse changes in asset quality and resulting credit risk-related losses and expenses;

•

general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality;

•	changes occurring in business conditions and inflation;

•	changes in technology;

•	changes in monetary and tax policies;

•	loss of consumer confidence and economic disruptions resulting from terrorist activities;

•	changes in the securities markets;

•	ability to generate future taxable income to realize deferred tax assets;

•	ability to have sufficient liquidity at the parent holding company level to pay preferred stock dividends and interest expense on junior subordinated debt; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.

For a description of factors which may cause actual results to differ materially from such forward-looking statements, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on any forward-looking statements as these statements speak only as of the date when made. The Company undertakes no obligation to update any forward-looking statements made in this report.

Greer Bancshares Incorporated and Greer State Bank

Directors

Mark S. Ashmore	Steven M. Bateman
Ashmore Bros, Inc/Century	Steven M. Bateman, CPA
Concrete	Owner
President

Walter M. Burch	Raj K. S. Dhillon
Retired	Motel Owner and
The Greer Citizen	Land Developer
Former Co-Publisher/
General Manager

Gary M. Griffin	R. Dennis Hennett
Mutual Home Stores	Greer State Bank
President & CEO

Harold K. James	Paul D. Lister
James Agency, Inc	Lister, Jeter & Lloyd, CPA’s, LLC
Real Estate and Insurance
Vice President/Broker In Charge

Theron C. Smith, III	C. Don Wall
Eye Associates of Carolina, P.A.	Professional Pharmacy of Greer
President	President

Greer State Bank Executive Officers

R. Dennis Hennett	J. Richard Medlock, Jr.
President & CEO	Executive Vice President/
Chief Financial Officer
Victor K. Grout
Executive Vice President/
Commercial Banking Manager/
Chief Credit Officer

Greer Bancshares Incorporated

R. Dennis Hennett	J. Richard Medlock, Jr.
President & CEO	Secretary/Treasurer
Chief Financial Officer

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE &

GREER FINANCIAL SERVICES

1111 West Poinsett Street

Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street

Greer, South Carolina 29650

871 South Buncombe Road

Greer, South Carolina 29650

3317 Wade Hampton Boulevard

Taylors, SC 29687

864-877-2000

“TELEBANKER”- 864-879-2265

www.greerstatebank.com

Member FDIC

PRSRT STD
U.S.Postage
PAID
Permit #113
Greenville, SC

Greer Bancshares Incorporated

GREER BANCSHARES INCORPORATED
Post Office Box 1029
Greer, South Carolina 29652-1029

Greer Bancshares Incorporated

CONSOLIDATED QUARTERLY FINANCIAL STATEMENTS
March 31, 2011

POST OFFICE BOX 1029
GREER, SC 29652